QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.24

EMPLOYEE LOAN AGREEMENT

    THIS EMPLOYEE LOAN AGREEMENT ("Agreement") is entered into as of the 22nd day of August, 2001, by and between COMMERCE ONE, INC., a Delaware corporation (the "Company"), and DENNIS H. JONES ("Jones").

RECITALS

      (a) Jones is employed by the Company as its Vice Chairman and President.

      (b) Jones has purchased a residence at 8009 Horizons Court, Pleasanton, California (the "Property" using Two Million Four Hundred Twenty-Five Thousand Dollars ($2,425,000) borrowed from the Company (the "Bridge Loan").

      (c) The Company and Jones desire that Bank of America, N.A. ("BofA") lend to Jones the sum of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) to assist Jones in repaying the Bridge Loan, purchasing the Property and incurring other expenses (the "BofA Loan").

      (d) The Company intends to guaranty the BofA Loan in accordance with the terms of a separate agreement between BofA and the Company (the "Guaranty").

    NOW, THEREFORE, the Company and Jones agree as follows:

AGREEMENT

    1.  Payment: BofA will extend to Jones the BofA Loan, which amount shall be used by Jones only for the purposes of (a) repaying the Bridge Loan, (b) landscaping the Property and making interior improvements, and (c) incurring other related expenses such as purchasing furniture.

    2.  Conditions Precedent: The Company's obligation to guaranty the Loan to Jones pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Company of all of the following conditions precedent, each of which is exclusively for the benefit of the Company:

      (a) Jones shall have delivered to the Company each of the following (herein referred to as "Loan Documents")

        (1) One (1) original individual loan agreement in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in substantially the same form as Exhibit A attached hereto (the "BofA Individual Loan Agreement"), with all uncompleted information fully completed; and

        (2) One (1) fully executed "Indemnity Agreement Secured by Deed of Trust" in substantially the same form as Exhibit B attached hereto (the "Indemnity Agreement"), with all uncompleted information fully completed; and

        (3) One (1) fully executed, validly acknowledged deed of trust and the rider thereto, encumbering the Property as security for the Indemnity Agreement, in substantially the same form as Exhibit C attached hereto, with all uncompleted information fully completed (the "Deed of Trust"); and

        (4) One (1) fully executed "Tax Matters Agreement" in substantially the same form as Exhibit D, with all uncompleted information fully completed (the "Tax Matters Agreement").

      (b) The Company shall have received from First American Title Guaranty Company (the "Title Company"), a title insurance policy insuring the Deed of Trust in the amount of $2,425,000 as a first lien on the Property, subject only to the exceptions to title described in Items Nos.1-4 of that certain Preliminary Report prepared by the Title Company, dated June 7, 2001, and bearing Order No. 300485, and including the following title insurance endorsements: 100, 103.7, and 110.9.

    3.  Jones' Representations and Warranties: Jones hereby makes the following representations and warranties to the Company, which representations and warranties shall be true and correct as of the date of the close of escrow for Jones' purchase of the Property, and Jones acknowledges that the Company is relying on such representations in guarantying the Loan:

      (a) At the closing of the BofA Loan and the Guaranty, Jones will have good and marketable title to the Property free and clear of any security interests, liens or encumbrances securing monetary obligations.

      (b) The consent of no other person or entity is required to grant the Company the security interest in the Property evidenced by the Deed of Trust.

      (c) There are no actions, proceedings, claims or disputes pending or, to Jones' knowledge, threatened against or affecting Jones, the Property, or any other properties of Jones.

    4.  Jones' Additional Obligations: Jones shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid first priority lien on the Property in favor of the Company, which shall secure the Indemnity Agreement. Upon request by Company, but not more frequently than once during any calendar year unless Company believes in good faith that a title issue exists, Jones shall furnish evidence reasonably satisfactory to the Company that: (i) Jones has good and marketable title to the Property; (ii) the consent of no other person or entity is required to grant a first priority security interest in the Property to the Company; (iii) the Deed of Trust is a first priority security interest in the Property, and (iv) there are no other deeds of trust, mortgages or encumbrances against the Property. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property or that the consent of another person or entity is required to grant to and perfect in the Company a valid first-priority lien on the Property, Jones shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of the Deed of Trust to be a valid first lien against the Property shall be deemed a Payment Event, as defined in the Indemnity Agreement.

    5.  Repayment of Loan: Jones shall timely pay and perform all amounts and other obligations under all promissory notes and other documents and instruments from time to time evidencing, or securing, the BofA Loan, the Indemnity Agreement and the Deed of Trust, except as expressly provided in such documents to the contrary. In particular, but without limitation, Jones shall timely pay to the Company the outstanding principal balance required under the Indemnity Agreement, together with all accrued, but unpaid interest thereon, and all other sums due hereunder, under the Indemnity Agreement, or under any other document executed by Jones in connection herewith in accordance with the terms and conditions of this Agreement, the Indemnity Agreement or such other document.

    6.  Payment Event: Jones expressly agrees that the amounts required under the Indemnity Agreement and the Tax Matters Agreement shall immediately become due and payable, without notice or demand, upon the occurrence of any "Payment Event" as defined in the Indemnity Agreement.

    7.  Interest Payable by Jones: Interest shall accrue on the unpaid principal amounts due under the Indemnity Agreement at the rate specified in the Indemnity Agreement.

    8.  Entire Agreement: This Agreement, together with the Loan Documents, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought. No waiver of any provision of this Agreement or any other Loan Document shall be effective unless in writing and the waiver of any one provision shall not be deemed a waiver of any other provision unless expressly stated in writing. All rights and remedies of the Company described herein and in any other documents or instruments

2

evidencing or securing the loan (including, without limitation, the Loan Documents) shall be cumulative and not restrictive of any other rights or remedies available under any other document or instrument, at law or in equity.

    9.  No Covenant for Employment or Advances: Jones understands and acknowledges that this Agreement does not modify Employee's at-will status at the Company and does not constitute an employment agreement or a promise by the Company to continue Jones' employment. Either the Company or Jones may terminate such employment relationship at any time, with or without cause.

    10. Notices: All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Company or Jones may change their address by giving notice of the same in accordance with this paragraph. The term "business day" shall mean a day on which national banks are open for business in San Francisco, California.

    11. Assignment: Jones may not assign any of his rights and/or duties under this Agreement or any of the other Loan Documents without the prior written consent of the Company, which consent may be withheld in the sole discretion of Company. All of the rights and/or duties of the Company under the Loan Documents, or any of them, shall be freely assignable. Subject to the foregoing, the rights and obligations of Jones and Company under the Loan Documents shall be binding upon and shall inure to the benefit of Jones and Company and his respective personal representatives, successors, heirs, and permitted assigns.

    12. Income Tax Consequences: Jones hereby acknowledges that (except as expressly set forth in Paragraph 1 of the Tax Matters Agreement) the Company has made no representation or warranty to Jones concerning the income tax consequences of the loan to Jones and Jones shall be solely responsible for ascertaining and bearing such tax consequences.

    13. Governing Law: This Agreement shall be governed in all respects by the laws of the State of California.

    14. Headings: The titles and headings of the various paragraphs hereof are intended for means of reference and are not intended to place any construction on the provisions hereof.

    15. Invalidity: If any provision of this Agreement shall be invalid or unenforceable the remaining provisions shall not be affected thereby and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

    16. Counterparts: This Agreement may be executed in one (1) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts, together, shall constitute one and the same instrument.

    17. Miscellaneous: Time is of the essence of this Agreement, the Loan Documents, and any other document executed by Jones in connection therewith. If any action shall be commenced between the parties with respect to the Loan, or any such documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses from the non-prevailing party or parties. Liability hereunder shall be joint and several both between Jones and among all other persons and entities now or hereafter liable for all or any part of the Loan or any obligations under the Indemnity Agreement or the other Loan Documents.

3

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

JONES:	THE COMPANY:
/s/ DENNIS H. JONES DENNIS H. JONES	COMMERCE ONE, INC., a Delaware corporation
	By:	/s/ MARK B. HOFFMAN

	Its:	Chairman & CEO
Address:	Dennis H. Jones 8009 Horizons Court Pleasanton, CA 94588	Address:	Commerce One, Inc. 4440 Rosewood Drive, Bldg. 4 Pleasanton, CA 94588 Attn: James Bryant
Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )

4

Exhibit A

FORM OF BOFA INDIVIDUAL LOAN AGREEMENT

    This Agreement dated as of August 22, 2001 is between Bank of America, N.A. (the "Bank") and Dennis H. Jones (the "Borrower").

1.  TERM LOAN AMOUNT AND TERMS

1.1 Loan Amount.  The Bank agrees to provide a term loan to the Borrower in the amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (the "Commitment").

1.2 Availability Period.  The loan is available in one disbursement from the Bank between the date of this Agreement and August 31, 2001 unless the Borrower is in default.

1.3 Interest Rate.

(a)
The interest rate is a rate per year equal to the Wall Street Journal LIBOR Rate plus 2.00 percentage points.

(b)
The interest rate will be adjusted on the 8th day of every August (the "Adjustment Date") and remain fixed until the next Adjustment Date. If the Adjustment Date in any particular month would otherwise fall on a day that is not a banking day, the Adjustment Date for that particular month will be the first banking day immediately following thereafter.

(c)
The Wall Street Journal LIBOR Rate is a rate of interest equal to the twelve month London interbank offered rate as published in the "Money Rates" section of The Wall Street Journal on the banking day immediately preceding the Adjustment Date (or, if such source is not available, such alternate source as determined by the Bank), as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.

1.4 Repayment Terms.

(a)
The Borrower will pay all accrued but unpaid interest on the first day of each month and upon payment in full of the principal of this loan.

(b)
The Borrower will repay in full any principal, interest or other outstanding charges on the loan no later than August 7, 2005.

1.5 Prepayments.

(a)
The Borrower may prepay the loan in full or in part at any time in an amount not less than One Hundred Thousand and 00/100 Dollars ($100,000.00). The Borrower will give the Bank irrevocable written notice of the Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by the Bank at least 5 banking days in advance of the prepayment. The prepayment will be applied to the most remote payment of principal due under this Agreement.

(b)
Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and the prepayment fee described below.

(c)
The prepayment fee shall be in an amount sufficient to compensate the Bank for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Bank in connection with the foregoing. For purposes of this paragraph, the Bank shall be deemed to have funded the loan by a matching deposit or other borrowing in the applicable interbank market, whether or not the loan was in fact so funded.

2.  FEES AND EXPENSES

2.1 Fees

(a)
Loan fee.  The Borrower agrees to pay a fee equal to 1% of the amount disbursed. This fee is due on the date funds are advanced under this Agreement.

(b)
Waiver Fee.  If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank's option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.

(c)
Late Fee.  To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any installment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the default.

2.2 Reimbursement Costs.

(a)
The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

(b)
The Borrower agrees to reimburse the Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require. The audits and appraisals may be performed by employees of the Bank or by independent appraisers.

3.  COLLATERAL

3.1 Lent Collateral.  The Borrower's obligations to the Bank under this Agreement will be secured by personal property now owned or owned in the future by Commerce One, Inc. as listed below. The collateral is further defined in security agreement(s) executed by Commerce One, Inc.

(a)
Bank of America, N.A. time deposits in an amount not less than Three Million Five Hundred Thousand Dollars ($3,500,000).

4.  DISBURSEMENTS, PAYMENTS AND COSTS

4.1 Direct Debit.

(a)
The Bank shall debit Commerce One, Inc.'s designated deposit account with the Depository listed below (the "Designated Account") in the amount of each payment of principal, interest and other fees and charges under this Agreement on the date such payments become due.

Depository Name:	Commerce One, Inc.
Address:	Bank of America Dallas, TX75762
Routing Number:	111-000-012
Commerce One Inc.'s Deposit Account Number: 375-161-7419
(A voided copy of a check on this account is attached to this Agreement).

(b)
Commerce One, Inc. authorizes the Bank to debit the Designated Account by no later than the close of business on the dates payments become due. The ACH debits shall be subject to the operating rules of the National Automated Clearing House Association, as in effect from time to time.

(c)
Commerce One, Inc. shall maintain sufficient funds in the Designated Account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, such debit will be reversed.

(d)
The Bank or Commerce One, Inc. may terminate this direct debit arrangement at any time by notice in writing to the other party. Any such termination notice shall be effective ten (10) days after its receipt; provided, however, that at the Bank's discretion, any such termination notice shall be effective immediately upon any default under this Agreement or for other reasonable cause. In the event the Bank or Commerce One, Inc. terminates this direct debit arrangement, Commerce one, Inc. shall commence, as of the date such termination is effective, to make principal, interest and other payments in the funds and at such office of the Bank as the Bank may from time to time select or as otherwise provided in any agreement between the Bank and the Borrower.

(e)
The Bank will initiate debits on the dates the payments become due. If a due date does not fall on a banking day, the Bank will initiate debits on the first banking day following the due date.

4.2 Banking Days.  Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. For amounts bearing interest at an offshore rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.3 Interest Calculation.  Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.4 Default Rate.  Upon the occurrence of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 4 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

5.  CONDITIONS

The Bank must receive any documents and other items it may reasonably require, including but not limited to the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement.

5.1 Authorizations.  Evidence that the execution, delivery and performance by each guarantor of this Agreement and any instrument or agreement required under this Agreement have been duty authorized.

5.2 Security Agreements.  Signed optional security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

5.3 Evidence of Priority.  Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

5.4 Guaranty.  A guaranty signed by Commerce One, Inc. in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000).

6.  REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

6.1 Lawsuits.  There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

6.2 Location of Borrower.  The Borrower is located at the address listed under the Borrower's signature on this Agreement. For the purpose of this paragraph, the Borrower's location is one of the following:

(a)
the Borrower's place of business, if there is one; or

(b)
if the Borrower has more than one place of business, its chief executive office; or

(c)
if the Borrower has no place of business, the Borrower's residence.

7.  COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 Use of Proceeds.  To use the proceeds of the credit only for financing the purchase, landscaping, and furnishings of a new residence in Pleasanton, California.

7.2 Notice to Bank.  To promptly notify the Bank in writing of:

(a)
any lawsuit over One Hundred Thousand Dollars ($100,000) against the Borrower (or any guarantor) or any trustor or any of the Borrower's property or business,

(b)
any substantial dispute between the Borrower (or any guarantor) or any trustor and any government authority, or which may affect the Borrower's property or business,

(c)
any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default,

(d)
any material adverse change in the Borrower's (or any guarantor's) or any trustor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit,

(e)
any change in the Borrower's name or address,

(f)
any actual contingent liabilities of the Borrower (or any guarantor), and any such contingent liabilities which are reasonably foreseeable.

7.3 Inspections and Appraisals.  To allow the Bank and its agents to inspect and appraise any of the collateral securing this Agreement and examine, audit and make copies of books and records concerning the collateral at any reasonable time. If any of the collateral, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections, appraisals or audits.

7.4 Compliance with Laws.  To comply with the laws, regulations, and orders of any government body with authority over the Borrower's business.

7.5 Perfection of Liens.  To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.6 Insurance.  To maintain insurance as is usual for the business it is in.

7.7 Additional Negative Covenants.  Not to, without the Bank's written consent:

(a)
engage in any business activities substantially different from the Borrower's present business,

(b)
acquire or purchase a business or its assets.

8.  DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 Failure to Pay.  The Borrower fails to make a payment under this Agreement within 5 days after the date when due.

8.2 Lien Priority.  The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

8.3 False Information.  The Borrower (or any guarantor) has given the Bank false or misleading information or representations.

8.4 Death.  The Borrower dies or becomes legally incompetent.

8.5 Bankruptcy.  The Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor) or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

8.6 Receivers.  A receiver or similar official is appointed for a substantial portion of the Borrower's (or any guarantor's) business, or the business is terminated, or any guarantor is liquidated or dissolved.

8.7 Judgments.  Any judgments or arbitration awards are entered against the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

8.8 Government Action.  Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any guarantor's) financial condition or ability to repay.

8.9 Material Adverse Change.  A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.10 Cross-default.  Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed.

8.11 Default under Related Documents.  Any guaranty, subordination agreement, security agreement, deed or trust, or other document required by this Agreement is violated or no longer in effect. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of five (5) days after the date on which the Bank gives written notice of the breach to the Borrower, provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

8.12 Other Bank Agreements.  The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of five (5) days after the date on which the Bank gives written notice of the breach to the Borrower, provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

8.13 Other Breach Under Agreement.  The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of five (5) days after the date on which the Bank gives written notice of the breach to the Borrower, provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

9.  ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 Financial Computations.  Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made in accordance with accounting principles applied consistently with those applied in the preparation of the Borrower's financial statements dated July 21, 2001, and shall specifically exclude any upward revaluation of assets (other than marketable securities) after that date.

9.2 California Law.  This Agreement is governed by California law.

9.3 Successors and Assigns.  This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.

9.4 Arbitration.  Any claim or controversy ("Claim") between the parties, whether arising in contract or tort or by statute, resulting from or relating to this Agreement shall, upon the request of either party, be resolved by arbitration in accordance with the Federal Arbitration Act (Title 9, US Code). Arbitration proceedings will be conducted in accordance with the rules for arbitration of financial services disputes of J.A.M.S./Endispute. The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral for the credit is located or if there is no such collateral, in California. The arbitration hearing shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefore) within thirty (30) days of the close of hearing. Any dispute concerning whether a claim is arbitrable or barred by the statute of limitations shall be determined by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, to seek and obtain interim or provisional relief of any kind or to initiate judicial or non-judicial foreclosure against any real or personal property collateral.

9.5 Severability; Waivers.  If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6 Attorneys' Fees.  The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

9.7 One Agreement.  This agreement and any related security or other agreements required by this Agreement, collectively:

(a)
represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b)
replace any prior oral or written agreement between the Bank and the Borrower concerning this credit; and

(c)
are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.8 Indemnification.  The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required thereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

This Agreement is executed as of the date stated at the top of the first page.

Bank of America, N.A.

/s/ ELLEN B. LEVINE	/s/ DENNIS H. JONES
By: Ellen B. Levine, Senior Vice President	Dennis H. Jones
Address where notices to the Bank are to be sent:	Address for Notices:
The Private Bank — San Francisco #01329 555 California Street San Francisco, CA 94111	c/o Commerce One, Inc. 4440 Rosewood Drive Pleasanton, CA 94588

The undersigned acknowledges the provisions of Paragraph 4.1 of this Agreement and agrees that the account shown therein may be debited as set forth therein. The undersigned is the owner of the account.

Commerce One, Inc.

/s/ RENE FELICE
Rene Felice Treasurer
/s/ MARK B. HOFFMAN
Mark B. Hoffman Chairman and CEO

Exhibit B

INDEMNITY AGREEMENT
SECURED BY DEED OF TRUST

    THIS INDEMNITY AGREEMENT SECURED BY DEED OF TRUST ("Agreement") is entered into as of the 22nd day of August, 2001, by and between COMMERCE ONE, INC., a Delaware corporation (the "Company"), and DENNIS H. JONES ("Jones").

RECITALS

    A.  Jones is employed by the Company as its Vice Chairman and President.

    B.  Jones has purchased a residence at 8009 Horizons Court, Pleasanton, California (the "Property") using Two Million Four Hundred Twenty-five Thousand Dollars ($2,425,000) borrowed from the Company (the "Bridge Loan").

    C.  The Company and Jones desire that Bank of America, N.A. ("BofA") lend to Jones the sum of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) to assist Jones in three distinct ways: (i) repaying the Bridge Loan (which portion is referred to herein as the "Real Estate Loan"), (ii) landscaping the Property and making interior improvements (the "Improvement Loan") and (iii) incurring other expenses (the "Supplemental Loan") (all together herein the "BofA Loan"), and bearing an initial interest rate of not more than LIBOR plus two percent (2%).

    D.  The Company has agreed to guaranty the BofA Loan in accordance with the terms of a separate agreement between BofA and the Company (the "Guaranty"), on condition that Jones execute and deliver to the Company this Agreement, the Deed of Trust (as hereinafter defined), and such other documents and instruments as the Company may from time to time require to evidence and secure the obligations of Jones under this Agreement (this Agreement, such Deed of Trust, and all such other documents and instruments being referred to herein collectively as the "Loan Documents").

AGREEMENT

    1.  BofA Loan Documents:  All documents and instruments evidencing or securing the BofA Loan (the "BofA Loan Documents") shall be in form and substance satisfactory to the Company. Jones shall not execute or deliver any BofA Loan Documents without the prior written consent of the Company, in the Company's sole and absolute discretion. In particular, but without limitation, the promissory note or loan agreement (the "BofA Note") evidencing the BofA Loan shall be in a principal amount not exceeding $3,500,000, the rate of interest accruing on the principal amount of the BofA Note shall not exceed LIBOR plus two percent (2%) per annum, the BofA Note shall mature not more than four (4) years from the date thereof, and the BofA Loan shall not provide for any additional advances of principal to Jones thereunder. After Jones has executed and delivered BofA Loan Documents approved by the Company, as hereinabove provided, the BofA Loan Documents shall not be amended or modified in any respect, nor shall any term or condition thereof be waived, nor shall any consent be granted thereunder, without in each instance first having obtained the prior written consent of the Company, in the Company's sole and absolute discretion. Each of the BofA Loan Documents shall expressly incorporate the provisions of this paragraph.

    2.  Performance by Jones:  Jones shall pay and perform in a timely manner all amounts and obligations of Jones under the BofA Loan Documents or otherwise in connection with the BofA loan. Notwithstanding the foregoing sentence, on condition that (i) Jones has otherwise paid and performed all obligations under the BofA Loan Documents and otherwise in connection with the BofA Loan, (ii) Jones has timely paid and performed all obligations under this Agreement, the Deed of Trust (as hereinafter defined), the Employee Loan Agreement dated the date hereof between Jones and the Company, and all other documents and instruments from time to time executed and delivered by Jones to the Company in connection with Jones' obligations under this Agreement (collectively, the "Company Loan Documents"), and (iii) no Payment Event (as hereinafter defined) has occurred hereunder, the Company shall pay BofA for the account of Jones the regularly-scheduled payments of interest only required under the BofA Note ("Regular Interest"). Upon the occurrence, however, of any of the events described in the foregoing clauses (i), (ii), or (iii), the Company shall thereafter have no obligation to make any payments of Regular Interest, and Jones shall be solely responsible for payment of all Regular Interest.

    3.  Indemnity:  Jones acknowledges that the Company is executing and delivering the Guaranty as an accommodation only to Jones to facilitate Jones' borrowing of the BofA Loan. Except as provided herein, Jones shall indemnity, defend (with counsel reasonably satisfactory to the Company), protect and hold harmless the Company from and against any and all Losses (including reasonable attorneys' fees and expenses) arising from or relating in any manner to the BofA Loan and/or the Property. In particular, but without limitation, Jones shall, immediately upon demand, repay and reimburse the Company any and all amounts from time to time paid by the Company under the Guaranty, including, without limitation, all principal, interest (excepting only Regular Interest for which the Company is responsible under Paragraph 2), late charges, and other costs from time to time incurred by the Company under the Guaranty and/or the BofA Loan Documents. All such amounts from time to time paid by the Company under the Guaranty and/or the BofA Loan Documents shall bear interest, from the date(s) of advance thereof until repaid in full, at the lesser of twelve percent (12%) per annum or the maximum amount permitted by law. All repayments and reimbursements required to be made hereunder shall be made by Jones free and clear of, and without deduction for, any and all present and future taxes, levies, charges, deductions and withholdings. Jones shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, performance and enforcement of this Agreement.

    4.  Payment Event:  Upon the occurrence of any Payment Event (as hereinafter defined), Jones shall, immediately at Jones' sole cost and without any demand or notice whatsoever, either (i) pay and satisfy in full the entire outstanding amount of the BofA Loan, including all principal, interest, and other amounts due thereunder, and cause the full and final release and termination of the Guaranty and the return to the Company of any and all collateral securing the Company's performance of the Guaranty, (ii) substitute such collateral, provide such substitute guarantors, and take such other actions as may be required by BofA and thereby obtain the full and final release and termination of the Guaranty and the return to the Company of any and all collateral securing the Company's performance of the Guaranty, or (iii) convey the Property to the Company by grant deed subject only to those exceptions to title to which the deed of trust is subject (with such conveyance of the Property releasing Jones from any indemnity for Company claims related to impaired market value caused by market factors), and repay the amount of the Supplemental Loan.

    5.  Security:

      (a)  The Real Estate Loan.  The obligations of Jones as to the Real Estate Loan and the Improvement Loan are secured by that certain Deed of Trust (the "Deed of Trust") of even date herewith made by Jones, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Company, as beneficiary, which shall be recorded in the Official Records of the County of Alameda, State of California, encumbering certain real property commonly known as 8009 Horizons Court in the City of Pleasanton, County of Alameda, State of California (the "Property"), described with particularity in the Deed of Trust, which Jones intends to occupy as his principal place of residence. The Deed of Trust provides, among other things, as follows:

    "If the Trustor shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Property, or any part thereof, or any interest therein, or shall be divested of their respective title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained, in Beneficiary's sole and absolute discretion, Beneficiary shall have the right, at its option, except as prohibited by law, to declare an immediate "Payment Event" under the Indemnity Agreement."

2

      (b)  The Supplemental Loan.  Jones agrees to provide such other documents and instruments as the Company may request to document and collateralize the Supplemental Loan.

    6.  Payment Event:  To the extent permitted by law, any of the following events shall be a "Payment Event" under this Agreement, the Deed of Trust, and all other Company Loan Documents:

      (a)  The occurrence of the earlier of the maturity date of the BofA Note or the fourth (4th) anniversary of the date of this Agreement.

      (b)  The occurrence of any breach or default in the performance of any obligation of Jones contained in this Agreement, the Deed of Trust, any of the other Company Loan Documents, or any other agreement now or hereafter entered into by Jones, on the one hand, and the Company, on the other hand, with respect to the Property (including, without limitation, any failure of Jones to repay, reimburse, indemnify and hold harmless the Company as provided in Paragraph 3).

      (c)  The occurrence of any breach or default in the performance of any obligation of Jones in any other deed of trust or other security instrument now or hereafter encumbering the Property.

      (d)  Jones shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Property, or any part thereof, or any interest therein, or shall be divested of his respective title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Company being first had and obtained, in the Company's sole and absolute discretion.

      (e)  Any representation or warranty of Jones contained herein or any other Company Loan Document or in any certificate or agreement entered into by Jones for the benefit of the Company in connection herewith shall be false or misleading in any material respect.

      (f)  Jones (i) admits in writing his inability to pay debts, (ii) make an assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate his assets under arrangement with creditors, or liquidate his assets under court supervision, (iv) have an involuntary petition in bankruptcy or receivership filed against him that is not discharged within sixty (60) days after such petition is filed, or (v) apply for or permit the appointment of a receiver or trustee or custodian for any of his property or assets.

      (g)  Any involuntary lien, attachment or other encumbrance is imposed against the Property and is not discharged within ten (10) days.

      (h)  The Deed of Trust is not promptly recorded against the Property or at any time ceases to be a valid first priority lien on the Property.

      (i)  The occurrence of the ninetieth (90th) day following the termination of Jones' employment with the Company for any reason, provided that, if such termination is due to Jones' death, the Company shall not enforce its rights so long as Jones' heirs, executors, or trustees shall fully cooperate with the Company in listing the Property for sale to provide for the repayment of the BofA Loan.

    7.  Jones' Representations:  Jones hereby makes the following representations and warranties to the Company and acknowledges that the Company is relying on such representations in making the loan:

      (a)  Jones shall at all times have good and marketable title to the Property free and clear of any security interests, liens or encumbrances other than the Deed of Trust in favor of the Company securing this Note.

      (b)  Each of the BofA Loan Documents and the Company Loan Documents has been duly executed and delivered by Jones and constitute the legal, valid and binding obligations of Jones enforceable against Jones in accordance with their respective terms. The consent of no other

3

  person or entity is required to execute, deliver and perform the BofA Loan Documents or the Company Loan Documents or to grant to the Company the security interest in the Property evidenced by the Deed of Trust.

      (c)  There are no actions, proceedings, claims, or disputes pending or, to Jones' knowledge, threatened against or affecting Jones or the Property.

    8.  Jones' Additional Obligations:  Jones shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid first priority lien on the Property in favor of the Company as security as provided herein. Upon request by the Company, but not more frequently than once during any calendar year, Jones shall furnish evidence reasonably satisfactory to the Company that: (i) Jones' has good and marketable title to the Property free and clear of any liens or encumbrances other than the Deed of Trust and those matters shown in the title insurance policy issued in favor of the Company and insuring the Deed of Trust as of the close of escrow of Jones' purchase of the Property; (ii) the consent of no other person or entity is required to grant a first priority security interest in the Property to the Company; (iii) the Deed of Trust is a first priority security interest in the Property, and (iv) there are no other deeds of trust, mortgages or encumbrances against the Property. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property, or that the consent of another person or entity is required to grant to and perfect in the Company a valid first-priority lien on the Property, Jones shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of the Deed of Trust to be a valid first lien against the Property shall be deemed a Payment Event as aforesaid.

    9.  Distribution of BofA Loan Proceeds:  Jones covenants and warrants that the proceeds of the BofA loan not used for repaying the Bridge Loan shall be maintained in an insured bank account, and shall not be spent without the prior written consent of the Company, and shall be promptly documented upon disbursement.

    10.  Attorneys' Fees:  In the event of Jones' default or the occurrence of any Payment Event hereunder Jones shall pay all costs of collection, including reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

    11.  Waiver:  The waiver by the Company of any breach of or default under any term, covenant or condition contained herein or in any other agreement referred to above shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

    12.  No Usury:  Anything in this Agreement to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Jones and the Company is to comply at all times with all usury and other laws relating to this Agreement. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Agreement, or contracted for, charged or received with respect to this Agreement, or if any prepayment by Jones results in Jones having paid any interest in excess of that permitted by law, then it is Jones' and the Company's express intent that all excess amounts theretofore collected by the Company be refunded to Jones, and the provisions of this Agreement immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

    13.  General Provisions:  This Agreement shall be governed by and construed in accordance with the laws of the State of California. To the extent applicable, Jones hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment, and consent that the Company may extend the time for payment or otherwise modify the terms of payment or any

4

part of the whole of the debts created by this Agreement, at the request of any person liable hereon, and such consent shall not alter or diminish the liability of any person. Jones hereby waives the defense of the statute of limitations in any action on this Note to the extent permitted by law. Time is of the essence of this Agreement, the Deed of Trust and any other document executed by Jones in connection therewith. Liability hereunder shall be joint and several both between Jones and among all other persons and entities now or hereafter liable for all or any part of this Agreement.

    14.  Notices:  All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Company or Jones may change their address by giving notice of the same in accordance with this paragraph. The term "business day" shall mean a day on which national banks are open for business in San Francisco, California.

    15.  Acknowledgement by Jones:  THIS AGREEMENT, THE LOAN AGREEMENT, THE DEED OF TRUST, ALL OTHER COMPANY LOAN DOCUMENTS, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN CHOICE; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS AGREEMENT, THE EMPLOYEE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED AGREEMENTS AND DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT THEREOF.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ DENNIS H. JONES DENNIS H. JONES	COMMERCE ONE, INC., a Delaware corporation
	By:	/s/ MARK B. HOFFMAN
	Its:	Chairman & CEO

5

Exhibit C

Exhibit D

TAX MATTERS AGREEMENT

    THIS TAX MATTERS AGREEMENT ("Agreement") is entered into as of the 22nd day of August, 2001, by and between COMMERCE ONE, INC., a Delaware corporation (the "Company"), and DENNIS H. JONES ("Jones").

RECITALS

      A.  Jones is employed by the Company as its Vice Chairman and President.

      B.  Jones has purchased a residence in Pleasanton, California (the "Property") using Two Million Four Hundred Twenty-Five Thousand Dollars ($2,425,000) borrowed from the Company (the "Bridge Loan").

      C.  The Company and Jones desire that Bank of America, N.A. ("BofA") lend to Jones the sum of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) to assist Jones in: (i) repaying the Bridge Loan (which portion is referred to herein as the "Real Estate Loan"), and (ii) paying other expenses (together, the "BofA Loan").

      D.  The Company has agreed to guaranty the BofA Loan in accordance with the terms of a separate agreement between BofA and the Company (the "Guaranty").

      E.  Jones' has agreed to indemnify the Company against claims under or related to the Property and the Guaranty, pursuant to that certain Indemnity Agreement Secured By Deed of Trust of even date herewith (the "Indemnity Agreement") which agreement is incorporated herein by reference as if set out in its entirety. Capitalized terms not defined herein shall have the meanings given them in the Indemnity Agreement. Pursuant to the Indemnity Agreement, and in pertinent part, prior to the occurrence of a "Payment Event", as defined and herein, the Company has agreed to make regularly scheduled payments of interest under the BofA Loan.

AGREEMENT

    1.  Tax Payments: The Company's payments of regular interest under the BofA Loan may constitute taxable income to Jones under federal and state law (the resulting tax liability being referred to herein as "Taxes"). Prior to the occurrence of a Payment Event, and otherwise for so long as the Company is obligated to makes regular payments of interest to BofA under the Indemnity Agreement, including the Company shall advance to Jones such funds as the Company reasonably calculates are necessary to pay such Taxes. The Company reserves the right to change the amount of such advance at any time in its sole discretion. Jones agrees to provide such documentation and financial information as the Company shall request in connection herewith. Except as expressly agreed in this Paragraph, the Company shall have no obligation for any taxes of Jones, or otherwise as a result of this Agreement.

    2.  Repayment by Jones: Upon the occurrence of a Payment Event, Jones shall immediately pay to the Company the cumulative amount of all the payments made by the Company to Jones or for his benefit pursuant to this Agreement.

    3.  General Provisions: This Agreement shall be governed by and construed in accordance with the laws of the State of California. All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Company or Jones may change their address by giving notice of the same in accordance with this paragraph. The term "business day" shall mean a day on which national banks are open for business in San Francisco, California.

    4.  Acknowledgement by Jones: THIS AGREEMENT, THE LOAN AGREEMENT, THE DEED OF TRUST, ALL OTHER COMPANY LOAN DOCUMENTS, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN CHOICE; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS AGREEMENT, THE EMPLOYEE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED AGREEMENTS AND DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT THEREOF.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ DENNIS H. JONES DENNIS H. JONES	COMMERCE ONE, INC., a Delaware corporation
	By:	/s/ MARK B. HOFFMAN
	Its:	Chairman & CEO

2

QuickLinks

  Exhibit 10.24
EMPLOYEE LOAN AGREEMENT
FORM OF BOFA INDIVIDUAL LOAN AGREEMENT
  Exhibit B
INDEMNITY AGREEMENT SECURED BY DEED OF TRUST
  Exhibit D
TAX MATTERS AGREEMENT